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                                                                    Exhibit 99.2

                                FNB CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS
                                _________, 2001

            The undersigned hereby appoints the Board of Directors of FNB Corporation ("FNB"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of FNB which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at _________________________________________________
on _______, 2001, at 10:00 a.m. and at any and all adjournments thereof, in the following manner:

                                                       FOR     AGAINST   ABSTAIN
                                                       ---     -------   -------
1.  The approval and adoption of the
    Agreement and Plan of Merger between
    Salem Community Bankshares, Inc. and
    FNB Corporation.                                   |_|       |_|       |_|

    The Board of Directors recommends a vote "FOR" Proposal 1.

                                                       FOR     WITHHELD
                                                       ---     --------
2   In their discretion, the proxies are
    authorized to vote upon any other business
    that may properly come before the meeting,
    or any adjournment thereof, including to vote
    in favor of an adjournment of the meeting,
    if necessary, in order to solicit additional
    votes in favor of approval of the Agreement and
    Plan of Merger.                                    |_|       |_|      |_|

    The Board of Directors recommends a vote "FOR" Proposal 2.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the meeting, or at any adjournments thereof, and after notification to the Secretary of FNB at the meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of FNB of his or her decision to terminate this proxy.

     The undersigned acknowledges receipt from FNB prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a joint proxy statement/prospectus dated _____________, 2001.


                                                    Please check here if you
Dated: _____________________, 2001           |_|    plan to attend the meeting.




_________________________________            ___________________________________
PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER



_________________________________            ___________________________________
SIGNATURE OF STOCKHOLDER                     SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

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PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.
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